Exhibit (p)(2)

2009

Fidelity International Code of Ethics

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Contents

1. Code of Ethics for Personal Investing

2. Key Concepts

Important note

How the Code of Ethics (which we are required to provide you with) applies to you will depend upon what category of employee you are. Most employees simply have to follow those rules which apply to all employees, also known as Core Employees.

However, depending upon your role you can be categorised as a Fund-Access Person. If you fall into this category you must follow those further rules which are clearly marked in the Code.

Fund-Access Persons

This includes access to confidential fund information and/or with the power to influence the conduct of a fund including those in and working with employees of investment management systems and operations; pricing and fund administration; oversight; fund managers, research analysts, traders and any others involved in handling or directing trades in the funds.

Please note that you can also be placed within a specific category by designation of the Ethics Office.

Throughout the Code there are references to web-based fact sheets where you can get more detail. These fact sheets are available on the online code of ethics system.

  Compliance contacts.
  Covered Person - when the Code applies to someone other than you.
  Special Approvals - when you may be able to get relief from the Code.
  Code of Ethics Forms.
  Treatment of options under the 60 day gain rule.
  Frequently Asked Questions.
  Permissible Indices.
  A Guide to Preclearance.
  Sanction and Appeals Process.

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Key Principles

1. You should always conduct your personal affairs in a manner that does not conflict or even appear to conflict with the obligations we owe our clients.

2. The Code applies both to you and those close to you and in whose financial affairs you may have an interest.

3. You are expected to abide by the spirit as well as the letter of the Code.

4. You should never use information obtained in your role at Fidelity for personal gain or pass it on to someone who may so use it.

5. You should never disclose or abuse confidential information as this could affect the interests of our clients.

6. You do not trade when in possession of sensitive fund information or inside information (for the same reason as above).

7. You must deal though a broker which provides duplicate reporting to Fidelity.

8. If you are a Fund Access person you must obtain preclearance if necessary before placing an order.

9. You complete all the necessary forms accurately and on time.

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1 Code of Ethics for Personal Investing

RULES FOR ALL EMPLOYEES

The Code has rules about owning and trading securities for personal benefit. Some of the rules apply both to you and anyone who is a covered person (see Key Concepts).

As a Fidelity employee you must not place your personal interest ahead of the interests of our clients, including the investors in our funds. You must therefore never take advantage of your relationship to the funds or Fidelity to benefit yourself or another party.

Because no set of rules can cover every situation it is critical that you follow the Key Principles and abide by the spirit as well as the letter of the Code. Any activity that compromises our integrity can harm Fidelity's reputation and may be reviewed by the Ethics Office and action taken.

REQUIREMENTS

Acknowledging the rules

Within 10 days of starting at Fidelity and every year after you must confirm that:

  You understand and will follow the rules that apply to you;
  You authorise Fidelity to obtain and monitor data regarding your transactions covered by the Code;
  You will follow any new or existing rules that apply to you in the future.
  As well as the Code you must follow any securities laws to which you are subject.

Reporting violations

If you become aware that you or someone else has broken the Code, you must promptly report this to the Ethics Office.

Disclosing accounts and holdings

The Code covers accounts and holdings in your name and also those of a covered person.

You must disclose all covered accounts to Fidelity within 10 days of starting and thereafter as requested.

You will also need to disclose any holdings in FIL funds held in an account outside FIL.

An Annual Acknowledgement will collect this information each year.

You must arrange for duplicate reports of trades and account statements to be provided by your broker.

  Covered Person - when the Code applies to someone other than you.
  Code of Ethics Forms.

KEY CONCEPTS

Some terms have specific meanings in the Code - these are set out in Key Concepts inside the back cover. In the text they appear in blue.

FIDUCIARY DUTY

Your responsibility to place Fidelity clients first is a fiduciary duty you must observe. This means never placing your personal interests ahead of those of any Fidelity fund.

DISCLOSURE

Core Employees must complete an Annual Acknowledgement.

Fund-Access Persons must complete an Annual Acknowledgement and a Quarterly Transaction Verification.

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PROHIBITIONS

Selling short

In any account, the short position in a particular covered security may not be greater than the shares of that security held in that account.

Short strategies involving Options, ETFs, and structured notes based on the Permissible Indices or non-covered securities are permitted.

Trading restricted securities

You may not trade a restricted security. If you have been told specifically not to trade a security, then you must not trade it until the restriction is lifted.

Short Term Trading in FIL Funds

Trading in and out of a FIL fund within a 30-day period is prohibited. If the fund prospectus places a stricter obligation then this stricter rule will apply. Breaches will mean you have to surrender any profit and other sanctions may apply.

Participating in an IPO

You and any other covered person are not allowed to participate in an initial public offering of securities (IPO). The rule applies to equity and corporate debt securities, free stock offers through the Internet and lotteries for allotments of shares in an IPO.

There are exceptions that can be made for certain circumstances (see below) and you will need approval from your local Ethics Office. You may not participate without such approval.

Use of derivatives, structured instruments and spread betting

If something is prohibited under the Code, or by the preclearance system, it is also prohibited to attempt to accomplish the same thing through the use of derivatives (including options, futures on options etc.), structured products and spread betting.

Trading an account you do not own

You may not have an authority to trade, place or direct trades of covered securities in an account not owned by you which is not a covered account. With prior approval from your Ethics Office, you can have authority over a non-covered account owned by a member of your family, but this may be subject to restrictions that will be advised at the time. Until such approval is received you must not trade, direct or place deals on the account.

Investment clubs

No covered person may participate in or advise an investment club or similar arrangement.

Hedge Funds

You may not invest in a hedge fund.

Excessive Trading

This is strongly discouraged. In general, anyone placing more than 25 trades a quarter in covered securities (other than open-ended funds) should expect additional scrutiny of their trades. We monitor trading activity and may require you to limit the number of trades.

Serving as a director/trustee

Unless you have prior approval, you may not serve as a director or trustee of a publicly traded company or a non- Fidelity private company that has or may issue shares. The request must go to your manager and local Ethics Office and approval will be dependent on there being no conflict between the role and the interests of our clients and funds

IPO EXCEPTIONS

You may be able to obtain approval if:

  You have been offered shares as you already have equity in the company;
  You are a policyholder or depositor of a mutual company that is demutualising;
  Your spouse has been offered the shares as an employee.

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Additional rules for Fund-Access Persons only

REQUIREMENTS

Preclearance

The preclearance process is designed to reduce the possibility of conflicts between your trades and the funds.

The rules of preclearance

  You and any covered person must clear in advance all orders to buy or sell a covered security.
  Preclearance is valid only for the day given and may not be carried over (placing good-until-cancelled orders is not permitted).
  If your order is not completed by end of day, any uncompleted part must be cancelled to avoid a violation.

Your commitment

In seeking preclearance you are giving your word that:

  You do not have any inside information (see Policy);
  You are not using knowledge of actual or potential fund trades;
  You believe that the trade is available to all investors on the same terms;
  You will provide any information regarding the trade requested by your Ethics Office.

Securities which are excused preclearance

  Shares of FIL funds and FMR funds.
  Shares of Approved Funds.
  Government securities and securities issued by government agencies which have a remaining maturity of one year or less.
  Debt instruments in Indian Rupees issued by the Government of India, the Reserve Bank of India, or Post Offices owned by the Government of India.
  Options on Permissible Indices.
  Structured products and ETFs based on Permissible Indices or non-covered securities.
  Securities transferred as a gift.
  Automatic dividend reinvestments.
  Rights' subscriptions.
  Currencies and derivatives thereof.
  Routine automatic investment plan investments or withdrawals.
  A Guide to Preclearance.

Disclosing securities accounts, holdings and transactions in covered securities

You must disclose:

  All covered accounts;
  Any other type of securities account under the name or control of a covered person, including accounts holding non-covered securities (such as shares of mutual funds, commodities or other investment products managed by another company);
  Any holding of covered securities held in or outside a covered account.

An exception to this rule will apply to accounts held with FIL and FundsNetworkt (where you just have to disclose the account).

For covered accounts holding shares in FMR funds you must also disclose the holdings in such funds.

You must disclose transactions in covered accounts that include covered securities and so you must arrange for duplicate reports of trades and account statements to be provided. An exception to this rule will apply to accounts held with FIL and FundsNetwork.

If you trade through an automatic investment plan you should report such transactions on your Quarterly Trade Verification (QTV) form.

If you give or receive covered securities other than through trading (e.g. via a gift or inheritance) you should also include these on the QTV.

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You must complete a QTV of transactions in covered securities each quarter as directed and within the time limit set out.

Affirmative Duty

If you have material information on an investment in which the funds might be interested you must inform the relevant investment professionals before acting upon it for your own account. Any personal holding by a covered person in a covered security should be disclosed if you are advising someone making an investment decision on that security.

PRECLEARANCE

Preclearance is available during market hours of the relevant security.

EXCEPTIONS TO PRECLEARANCE

You may be able to obtain prior approval from your local Ethics Office to trade without preclearance if:

  The covered account is managed by a professional third party who has discretionary trading authority;
  Repeated rejection of preclearance is causing significant hardship;
  Trade will not be executed on same day of instruction.

CORPORATE ACTIONS

Corporate Actions may require special approval, please contact your local Ethics Office before participating.

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PROHIBITIONS

Profiting from fund knowledge

You may not use your knowledge of trades or holdings in FIL funds or FMR funds for personal benefit.

Surrendering 60 day gains

You may not enter into an opposite transaction of a covered security within 60 days of the previous transaction. If you do, it will be matched against an opposite transaction during the previous 60 days (using the earliest purchase first), you will be subject to a sanction and any gain resulting will be forfeit.

This rule does not apply to transactions in:

  Shares of FIL funds and FMR funds (but see Short Term Trading in FIL Funds rule);
  Shares of Approved Funds;
  Options on permissible indices;
  ETFs or structured products tracking Permissible Indices or non-covered securities;
  An automatic investment plan;
  Government securities and securities issued by government agencies which have a remaining maturity of one year or less;
  Debt instruments in Indian Rupees issued by the Government of India, the Reserve Bank of India, or Post Offices owned by the Government of India.

A further exception is available with the prior approval of your local Ethics Office if this rule would prevent you realising a tax loss on the proposed trade. Approval will take into account fund trading and other preclearance tests and no more than three may be given in any calendar year.

  Treatment of options under the 60 day gain rule.

Influencing a fund to benefit yourself or others

You must not influence the conduct of a FIL fund for the benefit of anyone other than such shareholders and clients (for example by causing it to trade so as to improve the value of a stock you or a friend holds).

Trading within 7 Days of a fund

If you are responsible for managing or directing trades on a FIL fund you and any covered person may not trade a covered security before or after seven days of that fund trading the same, or similar, security.

If within seven days after a personal trade you wish to trade the same security for the fund, you must do so if in the best interests of the fund. The circumstances will be reviewed and you may be required to provide an explanation.

Trading after a research note

You may not trade a covered security of an issuer until two full business days have passed since the last Fidelity research note on that issuer. (This rule is tested during preclearance.)

Buying securities in broker-dealers

No covered person may buy the securities of a broker dealer or its parent company if they have been restricted by Fidelity. (This rule is tested during preclearance.)

Private Securities

You and any covered person must get prior approval from your local Ethics Office before investing in any private placement or other private securities not issued by Fidelity.

A WORD OF CAUTION

If you use covered securities as security for a loan (including margin accounts) there is no guarantee that you will receive preclearance or any other required permission to trade when you want to liquidate a holding to meet a call.

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Also note that the 60 day rule applies to liquidations as do the insider trading rules. Failure to make a call could place you in default.

You should consider these constraints before setting up such arrangements.

PRIVATE SECURITIES

Investment in structured products based on Permissible Indices or non-covered securities and issued through private placement does not require prior approval from the Ethics Office.

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2 Key Concepts

Approved Funds

Regulated non-Fidelity mutual funds in Approved Jurisdictions provided that:

a) shares may be redeemed on demand;

b) the net asset value (NAV) of the fund is calculated on a daily basis;

c) shares are issued and redeemed on a "forward pricing basis" at the NAV next determined after the buy or sell order;

or any other fund approved by FIL Ethics Office.

Approved Jurisdictions

Those where FIL or FMR have fund management operations as well as all member Countries of the European Union - see COE web site for listing.

Automatic Investment Plan

A program in which regular purchases (or withdrawals) are made automatically according to a set schedule and allocation, including monthly savings plans.

Covered Account

Includes any account which does or is intended to hold covered securities (including FIL and FMR Funds) and which belongs to one or more of the following:

  A covered person;
  A company where a covered person is a controlling shareholder or directs its investment decisions;
  A trust where you are:

(i) A beneficiary and make investment decisions; or

(ii) A trustee and you either might benefit from the trust or an immediate family member is a beneficiary; or

(iii) A settler where you can revoke the trust and where you make investment decisions;

  Any undertaking in which you have the opportunity to profit from a security transaction.

As well as brokerage accounts, covered accounts include accounts with shares of FIL funds and FMR funds such as accounts held at FIL or FundsNetworkt. These must include wrap accounts (PEP, ISA, PEA, SIPP, unit-linked life policies and investment bonds, etc.) but not your Fidelity pension scheme account. [Please note that with prior written approval from the Ethics Office an account may be excluded from this if you have no investment influence, such as a blind trust].

Covered Person

This includes:

  You and your spouse/domestic partner who shares your household;
  Any immediate family member who shares your household and is under 18 or financially supported by you (immediate family member includes children, stepchildren, grandchildren, parents, stepparents and grandparents, siblings, and parents- children and siblings in law);
  Anyone else advised to you by the Ethics Office.
  Covered Person - when the Code applies to someone other than you.

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Covered Security

Includes:

  Shares (public and private companies);
  Government securities;
  Corporate and municipal bonds
  Convertible bonds;
  Shares of FIL funds and FMR Funds unless excluded below;
  Shares of open-ended funds that are non-Fidelity funds unless an Approved Fund;
  Shares in Exchange Traded Funds;
  Shares in closed-end funds;
  Options on securities and securities indices;
  Single stock futures;

But excludes:

  Shares of Approved Funds;
  Shares of money market funds (including where they are FIL funds and FMR funds);
  US Treasury securities;
  Obligations of US Government agencies with remaining maturities of one year or less;
  National Savings Certificates issued by the Post Office of India
  Money market instruments;
  Currencies and derivatives thereof;
  Commodities and options and futures on commodities that are traded on a commodities exchange;
  Shares or other securities in FIL or its affiliates.

FIL

Fidelity International Limited and its subsidiaries.

FIL fund

Any fund, account or asset pool advised or sub-advised by FIL or an affiliate (other than an FMR fund).

FMR

FMR Corp. and its subsidiaries.

FMR fund

Any fund, account or asset pool advised or sub-advised by FMR or an affiliate (other than a FIL fund).

FundsNetwork™

All FundsNetworkt platforms operated by Fidelity International Limited.

Hedge fund

Hedge fund investments are not permitted. Please contact your local Ethics Office for advice if you want to confirm whether a fund is a hedge fund or not.

Non-Fidelity fund

Any open-ended fund that is not a FIL fund or an FMR fund.

Permissible Indices

Any official index which has a minimum of 30 components with no one component representing more than 25% of the index at the time of purchase. A list is maintained on the website.

  Permissible Indices.

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